Exhibit 99.1

GRANITE BROADCASTING CORPORATION ANNOUNCES TERMINATION
OF SALE AGREEMENTS FOR DETROIT AND SAN FRANCISCO TELEVISION STATIONS

Will Continue to Explore Opportunities to Sell San Francisco Station

Acquisition of CBS Affiliate in Binghamton New York Expected To Close the Last Week of July

New York, New York — July 18, 2006 — Granite Broadcasting Corporation (OTC Bulletin Board: GBTVK) announced today that it has decided to retain television station WMYD (formerly WDWB), Channel 20, which in September 2006 will become an affiliate of My Network TV serving the Detroit, Michigan television market. As such, the Company has exercised its rights to terminate the agreements to sell television stations WMYD and KBWB, Channel 20 in San Francisco, California to affiliates of DS Audible, LLC. The Company had the right to terminate these agreements, which were contingent on both sales occurring, if the sales did not close by June 30, 2006. The Company also announced its intention to continue marketing its San Francisco station to interested parties.

In addition, the Company reiterated its intention to close this month on the previously announced purchase of WBNG, Channel 12, the CBS-affiliated television station serving Binghamton and Elmira, New York. The Company will draw upon its new senior credit facility, announced July 5, 2006, to fund the acquisition of WBNG.

*              *              *              *              *

Granite Broadcasting Corporation owns and operates, or provides programming, sales and other services to 21 channels in the following 8 markets: San Francisco, California; Detroit, Michigan; Buffalo, New York; Fresno, California; Syracuse, New York; Fort Wayne, Indiana; Peoria, Illinois; and Duluth, Minnesota-Superior, Wisconsin. The Company’s channel group includes affiliates of NBC, CBS, ABC, CW and My Network TV, and reaches approximately 6% of all U.S. television households.

Any statements that are included or incorporated by reference in this press release or that are otherwise attributable to Granite Broadcasting or persons acting on behalf of Granite Broadcasting, other than statements of historical fact, which address activities, events or developments that Granite Broadcasting expects or anticipates will or may occur in the future, including, without limitation,

767 Third Avenue 34th Floor New York, New York 10017.  Tel (212) 826-2530. Fax: (212) 826-2858. www.granitetv.com statements regarding expected financial performance; future capital expenditures; projected revenue growth or synergies resulting from acquisitions and other transactions; anticipated completion of sales of assets under contracts of sale; efforts to control or reduce costs; contingent liabilities; restructuring certain programming obligations; financing and restructuring efforts; expected competition; use of digital spectrum; and business strategy, are “forward-looking statements”-that is, statements related to future, not past, events that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “believe”, “project”, “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Although we believe such statements are based on reasonable assumptions, actual outcomes and results may differ materially from those projected. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, changes in Federal regulation of broadcasting, including changes in Federal communications laws or regulations; local regulatory actions and conditions in the areas in which our stations operate; competition in the broadcast television markets we serve; our ability to obtain quality programming for our television stations; successful integration of television stations we acquire; pricing fluctuations in local and national advertising; changes in national and regional economies; changes in advertising trends and our advertisers’ financial condition; volatility in programming costs, industry consolidation, technological developments, and major world events; and those factors described in our most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements, whether as a result of new information, future developments or otherwise, and disclaim any obligation to do so.

###

Press Contact:	W. Don Cornwell
Analyst Contact:	Larry Wills
Telephone:	212/826-2530